Exhibit 23.8

Principal Officers:
Harry Jung, P. Eng.
  President, C.E.O.
Dana B. Laustsen, P. Eng.
  Executive V.P., C.O.O.
Keith M. Braaten, P. Eng.
  Executive V.P.
Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Jodi L. Anhorn, P. Eng.
Leonard L. Herchen, P. Eng.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

CONSENT OF GLJ PETROLEUM CONSULTANTS LTD.

In connection with Franco-Nevada Corporation’s registration statement on Form S-8, and any amendments thereto, and any documents incorporated by reference therein, to be filed with the United States Securities and Exchange Commission (the “Registration Statement”), the undersigned hereby consents to references to its name and to its involvement in the preparation of the reserve assessment and evaluation in respect of the oil and gas assets on Edson Property, Weyburn Unit, Midale Unit and Medicine Hat Consolidated Unit No. 1 (the “Reserve Assessment”) in the Registration Statement, and to the inclusion and incorporation by reference of information derived from the Reserve Assessment in the Registration Statement.

Yours very truly,

GLJ PETROLEUM CONSULTANTS LTD.

“Originally Signed by”

John H. Stilling, P. Eng.
Vice-President

Dated: September 15, 2011

Calgary, Alberta

CANADA

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2   •   (403) 266-9500   •   Fax (403) 262-1855   •

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